MICROHELIX, INC.
SERIES C PREFERRED
STOCK PURCHASE AGREEMENT

This SERIES C PREFERRED STOCK PURCHASE AGREEMENT (the "**Agreement**") is made as of November 2, 2006 by and between MICROHELIX, INC., an Oregon corporation (the "**Company**"), and MH FINANCIAL ASSOCIATES, LLC, an Oregon limited liability company (the "**Investor**").

The parties hereby agree as follows:

1. Authorization of Series C Preferred Stock; Purchase and Sale of Series C Preferred Stock.

1.1 **Authorization of Series C Preferred Stock**. The Company has adopted and filed with the Secretary of State of the State of Oregon the Certificate of Designation, as amended, setting forth the rights, privileges and preferences of the Series C Preferred Stock (the "**Amendment**"). The Company has authorized the issuance and sale of up to 279,070 shares of Series C Preferred Stock, no par value (the "**Series C Preferred Stock**"), 139,535 of which are being offered and sold hereby (the "**Offering**").

1.2 **Purchase and Sale of the Series C Preferred Stock.**

(a) **Subscription.** Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Investor agrees to purchase from the Company 139,535 shares of Series C Preferred Stock (the "**Shares**") at a purchase price of $2.15 per Share for a total purchase price of $300,000.

(b) **Agreement Non-Binding on the Company Until Accepted.** The Investor understands and agrees that the Company has the right to reject this Agreement, in whole or in part, and for any reason whatsoever. To the extent this Agreement is rejected by the Company, the consideration for the rejected Shares shall be refunded to the Investor without interest.

2. Closing; Delivery.

2.1 The closing of the purchase and sale of the Shares (the "**Closing**") will occur at 9:00 a.m., Pacific Time, on the day this Agreement is accepted by the Company. The Closing will take place at the offices of Tonkon Torp LLP, 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, OR 97204.

2.2 At the Closing, the Company will deliver to the Investor a certificate, registered in the Investor's name, representing the Shares acquired by the Investor pursuant to this Agreement, in each case against payment of the purchase price of the Shares by wire transfer to the following Company account, or by certified or cashiers check, in immediately available funds, payable to "microHelix, Inc.":

West Coast Bank
Portland Branch
1000 SW Broadway, Suite 1100
Portland, OR 97205
ABA No.: 1232000088
Account No.: 560001281
Account Name: microHelix, Inc.

3. Representations and Warranties. In order to induce the Investor to enter into this Agreement and to purchase the Shares hereunder, the Company hereby represents and warrants to the Investor:

3.1 **Organization and Corporate Power.** The Company is a corporation duly organized and validly existing under the laws of the State of Oregon. The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated to be conducted and to carry out the transactions contemplated hereby.

3.2 **Authorization.** This Agreement, the Warrant Agreement dated as of the date hereof initially covering 1,046,512 shares of the Common Stock, no par value of the Company, and the Registration Rights Agreement dated as of October 19, 2006 (together, the "**Transaction Documents**") have been or will prior to Closing be duly executed and delivered by the Company and are or will prior to Closing be the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally. The execution, delivery and performance of each of the Transaction Documents has been or prior to Closing will be duly authorized by all necessary corporate action of the Company.

3.3 **Capitalization.** The authorized capital stock of the Company as of the date hereof consists of 25,000,000 shares of Common Stock, no par value, of which 14,431,748 shares are issued and outstanding and 750,000 shares of Preferred Stock, no par value, of which 279,070 have been designated Series C Preferred Stock, 139,535 of which are issued and outstanding prior to the Closing. As of the date hereof, there are also outstanding 926,833 Series B warrants to purchase shares of Common Stock at an exercise price of $21.60 per share, which warrants expire November 16, 2006; 2,016,784 warrants to purchase shares of Common Stock for exercise prices ranging from $0.25 to $27.18 per share, and a promissory note initially convertible into 3,429,940 shares of Common Stock.

All outstanding capital stock is duly authorized, validly issued and fully paid and non-assessable. When issued in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable.

3.4 **Subsidiaries.** Except for Moore Electronics, Inc., an Oregon corporation wholly owned by the Company, the Company has no subsidiaries and does not own or control any interest in any other corporation, association or business organization.

3.5 **Intellectual Property.** To the Company's Knowledge, the Company owns a valid right, title, interest or license in and to the intellectual property necessary for the operation of its business, which includes, but is not limited to, all copyrights, common law copyrights, trade names, trademarks, service marks, trade secrets, technology, know-how, processes, or any other intangible property rights ("**Intellectual Property**") of the Company. There are no claims pending or, to the Company's Knowledge, threatened against the Company regarding any claim or infringement of any Intellectual Property belonging to any other person, firm or corporation and the Company has not received any written notice or other indication of any claim of any such infringement. The "**Company's Knowledge**" means the actual knowledge, after reasonable investigation, of the Company's executive officers.

3.6 **Licenses and Permits.** The Company possesses all material licenses and permits necessary for the present conduct of its business. Each of such licenses and permits is in full force and effect, and there are no pending or, to the Company's Knowledge, threatened claims or proceedings challenging the validity of, or seeking to revoke or discontinue, any license or permit of the Company.

3.7 **Taxes.** The Company has (a) timely filed all federal, state, local and foreign franchise, income, sales, gross receipts and all other tax returns and statements which are required to be filed by it and which were due prior to the date hereof ("**Tax Returns and Statements**"), and (b) paid within the time and in the manner prescribed by law or established reasonable reserves for the payment of all taxes, levies, assessments, fees, penalties, interest and other governmental charges accrued or payable for all periods ending on or prior to the date hereof. The Tax Returns and Statements are complete and accurate in all material respects, and no tax assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside, has been made or proposed against the Company, nor are any of the Tax Returns and Statements now being examined or audited nor, to the Company's Knowledge, is there a threat that any of the Tax Returns and Statements will be examined or audited, and no consents waiving or extending any applicable statues of limitations for the Tax Returns and Statements, or any taxes required to be paid thereunder, have been filed.

3.8 **Compliance with Laws**. The business of the Company has been conducted in material compliance with all applicable laws, statutes, ordinances, rules, regulations, orders and other requirements of all national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over it, except for violations that individually, or in the aggregate, would have no material adverse effect on the consolidated business, operations or financial condition of the Company.

3.9 **Reservation of Underlying Shares**. The shares of Common Stock issuable on conversion of the Shares have been, or will be prior to Closing, duly and validly reserved for issuance and, upon conversion of the Shares into shares of Common Stock in accordance with the Amendment, will be duly and validly issued, fully paid and nonassessable. When issued in accordance with the Warrant Agreement, the shares of Common Stock issuable upon exercise of the Warrant Agreement will be duly authorized validly issued and outstanding, fully paid and nonassessable.

3.10 **Litigation.** There is no claim, action, lawsuit, proceeding, complaint, charge or investigation pending or, to the Company's Knowledge, threatened against the Company which questions the validity of any of the Transaction Documents or the right of the Company to enter into them or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the consolidated business, assets, conditions, operations or affairs of the Company, financial or otherwise, or any change in the current equity ownership of the Company, nor to the Company's Knowledge is there any basis for the foregoing.

3.11 **1934 Act Reports**. The Company's Common Stock is traded on the Nasdaq OTC Bulletin Board under the symbol "MHLX.OB." The Company has filed all reports required to be filed by it through the date hereof under the Securities Exchange Act of 1934, as amended, (collectively, the **"1934 Act Reports"**). The Company's 1934 Act Reports are available at www.sec.gov.

4. Representations and Warranties and other Agreements of the Investor.

4.1 **Representations and Warranties**. The Investor hereby represents and warrants to the Company that:

(a) **Accredited Investor.** The Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "**Securities Act**") as an entity in which all of the equity owners are accredited investors as defined in Rule 501(a) of Regulation D.

(b) **Authorization; Residency**. The Investor has full power and authority to execute, deliver and perform the Transaction Documents and to acquire the Shares. The Transaction Documents constitute the valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally. The Investor is a resident of the state of Oregon.

(c) **Purchase Entirely for Own Account**. The Shares to be purchased by Investor and the Common Stock issuable upon conversion of the Shares and exercise of the Warrant Agreement (collectively, the "**Securities**") will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in or otherwise distributing the same. The Investor does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or to any third party with respect to any of the Securities.

(d) **Reliance Upon Investor's Representations**. The Investor understands that the Securities have not been registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration, and that the Company's reliance on such exemption is predicated on the Investor's representations set forth herein. The Investor realizes that the basis for the exemption

may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring shares of the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Investor has no such intention.

(e) **Investment Experience**. The Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development as the Company and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor's investment and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Securities.

(f) **Restricted Securities**. The Investor understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, the Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

(g) **Receipt of Information.** The Investor has received all the information the Investor considers necessary or appropriate for deciding whether to purchase the Shares, including without limitation the Company's 1934 Act Reports filed through the date hereof. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this O ffering and the business, properties, prospects and financial condition of the Company and its subsidiary, and to obtain additional information (to the extent the Company possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Investor or to which Investor had access.

(h) **Acknowledgement of Investment Risk.** The Investor understands that much of the customer, market and competition information contained in information supplied by the Company is based upon the Company's knowledge and belief, and may be based on limited independent investigation. The Investor further understands that the future operating financial information provided by the Company is for illustrative purposes only, and based upon certain hypothetical assumptions and events over which the Company has only partial or no control. In addition, the assumptions made by the Company and used in its forecasts are inherently arbitrary. The selection of assumptions requires the exercise of judgment and is subject to uncertainty due to the effects that operational, economic, legislative or other changes may have on future events. The Company considers it highly unlikely that each of these events will occur in the manner and at the time anticipated in its financial forecasts. To the extent that the occurrence or timing of actual events do not match the Company's assumptions, the Company's actual operating and financial results will likely vary substantially from its current financial projections. THE INVESTOR UNDERSTANDS THE RISKS AND SPECIAL CONSIDERATIONS RELATING TO AN INVESTMENT IN THE COMPANY, INCLUDING, WITHOUT LIMITATION, THOSE IDENTIFIED ON ATTACHED EXHIBIT A.

(i) **Finder's Fees.** Other than a fee equal to $9,000 paid by the Company to Aequitas Capital Management, Inc. in conjunction with this Agreement, there are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Investor, and the Investor agrees to indemnify and hold the Company and the other investors in this Offering harmless against any damages incurred as a result of any such claims.

4.2 **Legends.** The Investor understands that certificates evidencing the Shares and the Securities may bear substantially the following legends:

(a) "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, or (b) satisfactory assurances to the Company that registration under such Act is not required with respect to such sale or offer."

(b) Any legend required by the laws of any other applicable jurisdiction.

5. Use of Proceeds. Proceeds from the sale of the Shares to the Investor in this Offering will be used by the Company for general working capital.

6. Miscellaneous.

6.1 **Incorporation by Reference.** All exhibits appended to this Agreement are incorporated by reference and made a part of this Agreement.

6.2 **Binding Effect.** All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto and transferees of the Shares.

6.3 **Amendments and Waivers.** Except as set forth in this Agreement, changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of the Company and the Investor.

6.4 **Governing Law; Jurisdiction.** This Agreement will be deemed a contract made under the laws of the State of Oregon and, together with the rights and obligations of the parties hereunder, will be construed under and governed by the laws of such State, without giving effect to principles of conflicts of law. The parties hereto irrevocably submit to the jurisdiction of any state or federal court sitting in Multnomah County, Oregon, in any action or proceeding brought to enforce, or otherwise arising out of or relating to, this Agreement, and hereby waive any objection to venue in any such court and any claim that such forum is an inconvenient forum.

6.5 **Waiver of Jury Trial; Attorney Fees.** Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection herewith or arising out of this Agreement or any transaction contemplated hereby. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party or parties will be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

6.6 **Injunctive Relief.** The parties agree that a breach or violation of this Agreement will result in immediate and irreparable harm to the non-breaching party in an amount that will be impossible to ascertain at the time of the breach or violation, and that the award of monetary damages will not be adequate relief to the non-breaching party. The non-breaching party will be entitled to seek equitable or injunctive relief, in addition to other remedies to which it may be entitled at law or equity. In any action for equitable relief, the parties agree to waive any requirement for the posting of a bond or security.

6.7 **Notices.** All notices, requests, consents and demands will be in writing and may be personally delivered (effective upon receipt), mailed, postage prepaid (effective three business days after dispatch) or sent via a reputable overnight courier service (effective the following business day), to:

(a) The Company at:

microHelix, Inc.
19500 SW 90th Court
Tualatin, OR 97062
Fax (503) 692-0878
Attn: President

with a copy to:

Tonkon Torp LLP
888 SW Fifth Avenue, Suite 1600
Portland, OR 97204
Fax (503) 972-3743
Attn: Kurt W. Ruttum

(b) The Investor at:

MH Financial Associates, LLC
c/o Aequitas Capital Management, Inc.
805 SW Broadway, Suite 560
Portland, OR 97205
Fax (503) 419-3530
Attn: President

(c) Any other holder of Shares or the underlying Common Stock at such address or facsimile number shown in the Company's records, or, until any such holder so furnishes an address or facsimile number to the Company, then to and at the address of the last holder of such Shares or underlying Common Stock for which the Company has contact information in its records.

6.8 **Entire Agreement.** This Agreement and the exhibits hereto constitute the entire agreement among the Company and the Investor with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the Shares purchased hereunder and the subject matter hereof.

6.9 **Severability.** Each provision of this Agreement will be treated as a separate and independent clause, and the unenforceability of any one clause will in no way impair the enforceability of any of the other clauses. Moreover, if one or more of the provisions contained in this Agreement will, for any reason, be held to be excessively broad as to scope, activity, or subject so as to be unenforceable at law, such provision or provisions will be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it will then appear.

6.10 **Counterparts.** This Agreement may be executed in one or more counterparts, each of which when executed will be deemed to be an original, but all of which taken together will constitute one and the same agreement. A facsimile transmission of this signed Agreement will be legal and binding on all parties hereto.

6.11 **Further Cooperation and Assurances.** Each of the parties hereto will execute and deliver any and all additional papers, documents and other assurances, and will do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

IN WITNESS WHEREOF, the Company and the Investor have executed this Agreement.

MICROHELIX, INC.

By: /s/ Tyram H. Pettit
Tyram H. Pettit, President

MH FINANCIAL ASSOCIATES, LLC

By: Aequitas Capital Management, Inc.,
Its Manager

By: /s/ Robert J. Jesenik
Robert J. Jesenik, CEO

032110\00019\721998 V001

EXHIBIT A

Risk Factors and Special Considerations

An investment in the Company involves a high degree of risk. In addition to the other information contained in this Agreement, you should carefully consider the following risks before making an investment decision. You could lose all or part of your investment due to our financial condition or any of these risks. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently think are immaterial, may also impair our business operations.

Risks Incorporated by Reference

The risk factors identified in our Annual Report on Form 10-KSB for the year ended December 31, 2005, and in all reports filed with the SEC subsequent to the filing of such Annual Report, are hereby incorporated herein by this reference.

Future Capital Needs and the Uncertainty of Additional Financing

In addition to the funding provided by the proceeds of the sale of Series C Preferred Stock under this Offering, to complete and implement our business plan we may need to raise significant additional funds. There can be no assurance that additional financing, if needed, will be available on terms favorable to us, or at all.

Offering Price and Conversion Ratio

The price per share and conversion ratio of the Series C Preferred Stock was set by us. Although set in good faith, the price and/or conversion ratio may not bear any direct relationship to the assets, results of operations or other objective criteria of value applicable to us.

Illiquid Investment

The Shares and the Securities have not been registered under the Securities Act and are being offered in reliance upon an exemption from registration under the Securities Act and applicable state securities laws. The Shares and the Securities can only be transferred or resold in a transaction under or exempt from the Securities Act and applicable state securities laws. There is no public market for the offered Series C Preferred Stock, and there is no guarantee that any public market for these securities will develop. For these reasons, the Investor may not be able to liquidate its investment in the Company in the event of an emergency or for any other reason. Consequently, the purchase of Series C Preferred Stock, and the acquisition of Common Stock upon the conversion of Series C Preferred Stock and exercise of the Warrant Agreement, should be considered only as a long-term investment.